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                                                                   EXHIBIT 99.11


INDEPENDENT AUDITORS' CONSENT


Merrill Lynch Municipal Intermediate Term Fund of
Merrill Lynch Municipal Series Trust;

We consent to the use in Post-Effective Amendment No. 15 to Registration Statement No. 33-8058 of our report dated December 5, 1997 appearing in the Statement of Additional Information, which is a part of such Registration Statement, and to the reference to us under the caption "Financial Highlights" appearing in the Prospectus, which also is a part of such Registration Statement.


/s/ Deloitte & Touche

Deloitte & Touche LLP
Princeton, New Jersey
February 2, 1998